Exhibit 10.17 to 2008 10-K

CONVERGYS CORPORATION

RETIREMENT AND SAVINGS PLAN

(EGTRRA RESTATEMENT)

CONVERGYS CORPORATION RETIREMENT AND SAVINGS PLAN

SECTION 1

NAME AND PURPOSE OF PLAN

1.1 Name. The plan set forth herein shall be known as the Convergys Corporation Retirement and Savings Plan (the “Plan”).

1.2 Purpose. The Plan is designated as a plan intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.3 Plan History. The CBIS Retirement Savings Plan is the predecessor plan to the Plan. Effective January 1, 1999, the name of the Plan was changed to Convergys Corporation Retirement and Savings Plan and Convergys Corporation assumed sponsorship of the Plan. Except as otherwise provided herein, the terms of the Plan shall govern the investment, withdrawal and distribution of amounts transferred from merged plans.

1.3.1 Effective July 14, 2005, the Encore Receivables Management, Inc. 401(k) Plan (“Encore Plan”) was merged into the Plan. The account balances of participants in the Encore Plan who were employed by a Participating Company as of the effective date of the merger, shall become fully vested as of the effective date of the merger. The employer/matching contribution account of all other participants in the Encore Plan, shall remain subject to the vesting schedule provided for under the terms of the Encore Plan immediately prior to the merger date.

1.3.2 Reserved.

SECTION 2

GENERAL DEFINITIONS; GENDER AND NUMBER

2.1 General Definitions. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

2.1.1 “Affiliated Employer” means Convergys, each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Convergys, each trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Convergys, each member of an affiliated service group (within the meaning of Section 414(m) of the Code) which includes Convergys and each other entity required to be aggregated with Convergys under Section 414(o) of the Code.

2.1.2 “Approved Absence” means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer that does not constitute a severance from employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

2.1.3 “Beneficiary” means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant’s death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his “Beneficiary” shall be his surviving spouse, or, if none, his estate. Notwithstanding the foregoing, the “Beneficiary” of a married Participant shall be deemed to be his spouse unless (a) he has designated another person or entity as his beneficiary and his spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or notary public or (b) it is established to the satisfaction of the Committee that his spouse cannot be located.

2.1.4 “CBI Shares” means common shares of Cincinnati Bell Inc.

2.1.5 “Committee” means the Convergys Employee Benefits Committee.

2.1.6 “Convergys” means Convergys Corporation.

2.1.7 “Convergys Shares” means common shares of Convergys.

2.1.8 “Covered Compensation” means, with respect to any Participant, for any computation period, the total salary, hourly wages, pay in lieu of paid time off, differential pay, company-paid short term disability pay, commissions, team awards, bonuses and overtime paid to him by a Participating Company during the computation period for services rendered as a Covered Employee, plus the additional amount of such compensation that the Participating Company would have paid to the Participant during the computation period for services rendered as a Covered Employee if the Participant had not entered into a cash or deferred arrangement described in Section 401(k) of the Code or elected non taxable benefits under a cafeteria plan described in Section 125 of the Code or elected a qualified transportation fringe under Section 132 of the Code, but excluding “spot” bonuses, referral bonuses, patent bonuses, hiring bonuses, retention bonuses, severance pay, relocation pay, imputed income, long term incentive payments (i.e., payments earned over a period longer than one year) and any other special forms of pay. In the case of a Participant on international assignment, his Covered Compensation shall not be increased or decreased by reason of any international service adjustments. For purposes of the Plan, an Employee’s “Covered Compensation” that is taken into account for any Plan Year shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the Employee’s Covered Compensation for the Plan Year that begins with or within such calendar year. Beginning with the January 1, 2008 Plan Year, Covered Compensation shall exclude amounts that are not compensation within the meaning of Section 415(c)(3) of the Code.

2.1.9 “Covered Employee” means an Employee who is employed by a Participating Company, subject to the following:

(a) The term “Covered Employee” shall not include a person who is classified as a job bank employee, a temporary employee, a co-op or an intern.

(b) The term “Covered Employee” shall not include a person who is a “leased employee” within the meaning of Section 414(n) of the Code. For purposes of the preceding sentence, the term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (leasing organization) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient.

(c) The term “Covered Employee” shall not include any person (other than a Foreign Service Employee) who is employed at a location which is not within one of the States of the United States or any person who is a Rotational Employee. For purposes of this Section 2.1.9, “Foreign Service Employee” means an Employee who is a citizen of the United States and who has been classified by the Participating Company that employs him as a Foreign Service Employee and “Rotational Employee” means an Employee who is a nonresident alien employed within one of the States of the United States for a period not expected to exceed three years.

(d) The term “Covered Employee” shall not include any employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan.

(e) The term “Covered Employee” shall not include any person who is not classified by an Affiliated Employer as a common law employee of an Affiliated Employer even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

2.1.10 “Employee” means any person who is a common law employee of an Affiliated Employer and has not had a severance from employment from the Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

2.1.11 “Entry Date” means January 1, 2007 and the first day of each payroll period after January 1, 2007.

2.1.12 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.13 “Normal Retirement Date” means the date on which a Participant attains age 59 1/2.

2.1.14 “Participant” means a person who was a Participant in the Plan on December 31, 2006, or who thereafter becomes a Participant in the Plan in accordance with the provisions of Section 4, and who remains a Participant.

2.1.15 “Participating Company” means Convergys, Convergys Information Management Group Inc., Convergys Customer Management Group Inc., Convergys CMG Utah, Inc., Whisperwire, Inc., Encore Receivable Management, Inc., Convergys Learning Solutions, Inc., Finali Corporation and Convergys Government Solutions LLC. If a Participating Company ceases to be an Affiliated Employer, it shall thereupon cease to be a Participating Company.

2.1.16 “Plan Accounts” means, collectively, all outstanding bookkeeping accounts maintained for a Participant in accordance with the provisions of the Plan.

2.1.17 “Plan Year” means the calendar year.

2.1.18 “Total Disability” means a physical or mental disability which, in the opinion of a physician selected or first approved by the Committee, disables the Participant from performing his duties as an Employee and is expected to continue for one year or longer.

2.1.19 “Trust” means the trust established in conjunction with the Plan.

2.1.20 “Trustee” means the person or corporation serving as trustee of the Trust.

2.1.21 “Valuation Date” means the last day of each Plan Year and such other dates as may be selected by the Committee for the valuation of the Trust assets.

2.2 Gender and Number. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.

SECTION 3

CREDITED SERVICE

3.1 Eligibility Service. Each Employee who has completed at least 1,000 Hours of Service during the 12 month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of such 12 month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12 month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service for an Affiliated Employer) during which he completes at least 1,000 Hours of Service.

3.2 Vesting Service. Each Employee shall be credited with one year of Vesting Service for each Plan Year during which he completes at least 1,000 Hours of Service.

3.3 Break in Service. Except for service which was disregarded on December 31, 1998 under the break in service rules of the CBIS Retirement and Savings Plan in effect on that date, for purposes of the Plan, no years of Eligibility Service or Vesting Service shall be disregarded because the Employee has incurred a break in service.

3.4 Hours of Service. Subject to the rules contained in 29 CFR §2530.200b-2(b) and (c) (which are incorporated herein by reference), an Employee’s “Hours of Service” shall be computed as follows:

3.4.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

3.4.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(a) No more than 501 Hours of Service are required to be credited under this Section 3.4.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this Section 3.4.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

3.4.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.4.1 or Section 3.4.2, as the case may be, and under this Section 3.4.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.4.2 shall be subject to the limitations set forth in that Section.

3.5 Service with Predecessor Entities. For purposes of the Plan, in the case of an employee of a Predecessor Entity who became an Employee as of the date on which the Predecessor Entity was acquired by an Affiliated Employer (“Acquisition Date”), from and after the Acquisition Date his service with the Predecessor Entity shall be deemed to be service with an Affiliated Employer. For purposes of this Section 3.5, “Predecessor Entity” includes NICE Corporation, Automated Phone Exchange Incorporated, Telephone Marketing Services, Inc., Ameritel Corporation, Waveland Associates, Inc., ADI Research, Inc., WATS Marketing of America, Inc., Software Support, Inc., Maritz, Inc., American Transtech, Inc. (ATI”) and, effective July 1, 2001, Geneva Technology Inc. In the case of an employee of Scherers Communications, Inc. (“Scherers”) who became an Employee on August 7, 1996, for purposes of the Plan, his service with Scherers prior to August 7, 1996 shall be deemed to be service with an Affiliated Employer. In the case of an employee of AT&T Corp. (“AT&T”) who became an Employee on March 1, 1998, for purposes of the Plan, his service with AT&T prior to March 1, 1998 shall be deemed to be service with an Affiliated Employer. In the case of an employee of AccuStaff Incorporated or People Systems Inc. (collectively, “AccuStaff”) who became an Employee during 1998 and who was supporting Convergys Customer Management Group Inc. immediately prior to becoming an Employee, for purposes of the Plan, his service with AccuStaff prior to the date he became an Employee shall be deemed to be service with an Affiliated Employer. Effective June 15, 1999, in the case of an employee of Technology Applications, Inc. who became an Employee on June 15, 1999, for purposes of the Plan, his service with Technology Applications, Inc. prior to the date he became an Employee shall be deemed to be service with an Affiliated Employer. In the case of an employee of Keane, Inc. (“Keane”) who became an Employee on February 9, 2001, for purposes of the Plan, his service with Keane prior to February 9, 2001 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Geneva Technology Inc. (“Geneva”) who became an Employee of a Participating Company on July 1, 2001, for purposes of the Plan, his service with Geneva prior to July 1, 2001 shall be deemed to be service with an Affiliated Employer. In the case of an employee of iBasis Speech Solutions, Inc. (“iBasis”) who became an Employee of a Participating Company on August 1, 2002, for purposes of the Plan, his service with iBasis prior to August 1, 2002 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Cygent, Inc. (“Cygent”) who became an Employee of a Participating Company on February 1, 2003, for purposes of the Plan, his service with Cygent prior to February 1, 2003 shall be deemed to be service with an Affiliated Employer. In the case of an employee of ALLTEL Communications, Inc. (or a related entity) (“ALLTEL”) who became an Employee of a Participating Company on January 1, 2004, for purposes of the Plan, his service with ALLTEL prior to January 1, 2004 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Sprint/United Management Company (or a related entity) (“Sprint”) in its Nashville, TN contact center who became an Employee of a Participating Company pursuant to the terms of the Statement of Work between International Business Machines Corporation and Convergys Customer Management Group Inc. dated January 22, 2004, for purposes of the Plan, his service with Sprint prior to becoming an Employee shall be deemed to be service with an Affiliated Employer. In the case of an employee of Whisperwire, Inc. (“Whisperwire”) who became an Employee of a Participating Company on May 1, 2004, for purposes of the Plan, his service with Whisperwire prior to May 1, 2004 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Encore Receivable Management, Inc. (“Encore”) who was employed by Encore on May 20, 2004, for purposes of the Plan, his service with Encore prior to May 20, 2004 shall be deemed to be service with an Affiliated Employer. In the case of an employee of DigitalThink, Inc. (nka Convergys Learning Solutions, Inc.) (“DigitalThink”) who became an Employee of a Participating Company on June 1, 2004, for purposes of the Plan, his service with DigitalThink prior to June 1, 2004 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Finali Corporation (“Finali”) who was employed by Finali on January 1, 2005, for purposes of the Plan, his service with Finali prior to January 1, 2005 shall be deemed to be service with an Affiliated Employer. In the case of an employee of Deloitte Consulting Outsourcing LLC (“Deloitte”) who became an Employee of a Participating Company on August 6, 2005, for purposes of the Plan, his service with Deloitte prior to August 6, 2005 shall be deemed to be service with an Affiliated Employer.

SECTION 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Employee (a) who is a Covered Employee, (b) who has attained age 21 and (c) who has been credited with at least one year of Eligibility Service shall be eligible to become a Participant in the Plan. The service requirement described in subclause (c) in the preceding sentence shall only apply in determining a non-collectively bargained Employee’s eligibility to receive Employer Contributions under Section 5.2 of the Plan.

4.2 Participation. Each Employee may elect to become a Participant in the Plan and to make Salary Deferral Contributions in accordance with Section 5.1 of the Plan on the Entry Date on which he satisfies the eligibility requirements of Section 4.1 by following enrollment procedures established by the Committee. Each Employee shall automatically become eligible to receive Employer Contributions under Section 5.2 as of the Entry Date on which he satisfies the applicable eligibility requirements of Section 4.1. Each Participant shall remain a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed or forfeited.

SECTION 5

CONTRIBUTIONS

5.1 Salary Deferral Contributions. Each Participant may authorize salary deferral contributions, of up to such percentage of his Covered Compensation as may be fixed by the Committee from time to time, pursuant to rules prescribed by the Committee. The Committee may prescribe a lower percentage applicable to Participants who are Highly Compensated Employees. A Participant may change his authorization for salary deferral contributions from one permissible percentage to another at such times as the Committee may permit pursuant to rules prescribed by the Committee. A Participant may suspend his authorization for salary deferral contributions at such times as the Committee may permit pursuant to rules prescribed by the Committee. A Participant who has suspended his authorization for salary deferral contributions may again authorize salary deferral contributions by the Committee within the time prescribed by the Committee. Subject to the limitations contained in Section 6, (a) the amount of

Covered Compensation otherwise payable to each Participant on or after January 1, 2007 shall be reduced by the amount of the salary deferral contributions authorized by the Participant with respect to such Covered Compensation and (b) the Participating Companies shall contribute to the Plan, for each such Participant, an amount equal to the amount by which his Covered Compensation has been reduced. Salary deferral contributions under this Section 5.1 shall be made in cash. In no event shall a Participating Company deliver salary deferral contributions to the Trustee on behalf of an eligible Participant prior to the date the Participant performs the services with respect to which the contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

5.2 Employer Contributions. The Participating Companies shall contribute to the Plan for each eligible Participant who (a) has satisfied the eligibility requirements for Employer Contributions under Sections 4.1 and 4.2, and (b) who authorized salary deferral contributions under Section 5.1 for a pay period, an amount equal to the sum of 100% of the first three percent of Covered Compensation with respect to which salary deferral contributions were authorized for the pay period and 50% of the next 2% of Covered Compensation with respect to which salary deferral contributions were authorized for the pay period. The Participating Companies’ contributions under this Section 5.2 may be made in cash or Convergys Shares. In no event shall a Participating Company deliver Employer Contributions to the Trustee on behalf of an eligible Participant prior to the date the Participant performs the services with respect to which the contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

5.3 Rollover Contributions. Subject to the approval of the Committee, a Covered Employee may rollover or have directly transferred to the Trust an eligible rollover distribution from one or more other retirement plans or conduit individual retirement accounts as specified in this Section 5.3. After-tax employee contributions and Roth 401(k) contributions may not be rolled over to the Plan. Any rollover contribution must be made in cash or Convergys Shares. A Covered Employee who makes a rollover contribution under this Section 5.3 prior to becoming a Participant shall thereupon become a Participant, provided that such Participant may not authorize contributions under Section 5.1 or share in Employer Contributions under Section 5.2 prior to the date on which his participation otherwise could have commenced respectively for those purposes under Section 4.1 and 4.2.

5.3.1 The Plan will accept, subject to the approval of the Committee, a direct rollover of an eligible rollover distribution from:

(a)	A qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions and excluding Roth 401(k) contributions.

(b)	An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

(c)	An eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

5.3.2 The Plan will accept, subject to the approval of the Committee, a rollover contribution of an eligible rollover distribution from:

(a)	A qualified plan described in Section 401(a) or 403(a) of the Code.

(b)	An annuity contract described in Section 403(b) of the Code.

(c)	An eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

5.3.3 The Plan will accept, subject to the approval of the Committee, a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

5.4 Mistake of Fact; Disallowance of Deduction. Any contribution made by a Participating Company by reason of a mistake of fact or conditioned on its deductibility under Section 404 of the Code, to the extent disallowed, shall be repaid to the Participating Company, at the Participating Company’s election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Participating Company, but any losses attributable thereto shall reduce the amount which may be repaid. All Participating Company contributions shall be conditioned on their deductibility under Section 404 of the Code.

5.5 Application of Forfeitures. Any forfeitures arising under the Plan in any Plan Year shall be applied first, to make any restorals called for under Section 8.5 and second, to reduce the contributions otherwise required of the Participating Companies.

5.6 Catch-Up Contributions. For any Plan Year, each Participant who is eligible to make salary deferral contributions under Section 5.1 of the Plan and who is projected to attain age 50 before the close of such Plan Year, shall be eligible to make catch-up contributions in accordance with, and subject to, the limitations of Section 414(v) of the Code. Such catch-up contributions shall be made pursuant to rules prescribed by the Committee. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions made pursuant to this Section 5.6 shall be treated as salary deferral contributions for purposes of calculating the amount of a Participants’ Employer Contributions pursuant to Section 5.2.

SECTION 6

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

6.1 Section 404 Limitations. In no event shall the Participating Companies’ contributions to the Plan for any Plan Year under Sections 5.1 and 5.2 exceed the limitation described in Section 404 of the Code. If the Companies’ total contributions for any Plan Year could exceed the limitation described in the preceding sentence, the following adjustments shall be made in the following order so that such limitations are not exceeded: first, the amounts to be contributed under Section 5.2 shall be reduced proportionately; and, second, the amounts to be contributed under Section 5.1 shall be reduced proportionately.

6.2 Section 401(k) Limitations. Subject to the provisions of Section 6.9, if for any Plan Year the Participating Companies’ contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.2.1 and the limitation contained in Section 6.2.2, the contributions of such Participants as determined hereunder (together with the earnings thereon, as determined under Treas. Reg. Section 1.401(k)-2(b)(2)(iv) for the Plan Year and the “gap period”) shall be distributed to such Participants prior to the end of the following Plan Year, provided, however, the income or loss for the “gap period” may be determined as of a date that is no more than 7 days before the date of distribution. For purposes of this Section 6.2, “gap period” means the period between the close of the Plan Year in which “Excess Contributions” were made and the date the contributions are distributed.

6.2.1 The Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by 1.25.

6.2.2 The excess of the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Deferral Percentage of all other Eligible Employees must not be more than two percentage points and the Average Deferral Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Eligible Employees multiplied by two.

In the event the foregoing limitations are exceeded in any Plan Year, the dollar amount of the excess shall be determined by reducing the dollar amount of the contributions included in determining the Average Deferral Percentage of Highly Compensated Employees in order of their Individual Deferral Percentages as follows:

(a)	The highest Individual Deferral Percentage shall be reduced to the greater of (1) the maximum Individual Deferral Percentage that satisfies the limitation on contributions made under Section 5.1 described in this Section 6.2 or (2) the next highest Individual Deferral Percentage.

(b)	If the limitation on contributions made under Section 5.1 described in this Section 6.2 would still be exceeded after application of the provisions of paragraph (a),

the Individual Deferral Percentages of Highly Compensated Employees shall continue to be reduced, continuing with the next highest Individual Deferral Percentage in the manner provided in paragraph (a) until the limitation on contributions made under Section 5.1 described in this Section 6.2 is satisfied.

After determining the dollar amount of the excess pursuant to the foregoing provisions, such excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the contributions made under Section 5.1 as follows:

(c)	The salary deferral contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of salary deferral contributions allocated to his Salary Deferral Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employee(s)), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Salary Deferral Account for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the contributions made on behalf of Highly Compensated Employee(s) shall continue to be reduced, continuing with the Highly Compensated Employee(s) with the largest remaining dollar amount of such contributions allocated to their Salary Deferral Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

Notwithstanding the foregoing, at the election of Convergys, in lieu of making distributions of excess contributions to those Participants who are Highly Compensated Employees, the Participating Companies may make a qualified nonelective contribution to the Plan for the Plan Year in an amount sufficient to satisfy the limitations of Sections 6.2.1 or 6.2.2. Any discretionary qualified nonelective contribution made by a Participating Company for the Plan Year shall be allocated among its Participants during the contribution period who are not Highly Compensated Employees. The allocable share of each such Participant in the qualified nonelective contribution shall be in the ratio which his Compensation from the Participating Company for the contribution period bears to the aggregate of such Compensation for all such Participants.

For purposes of the Plan, (a) the “Average Deferral Percentage” for a specified group of Eligible Employees shall be the average of such Eligible Employees’ Individual Deferral Percentages and (b) “Individual Deferral Percentage” means, with respect to any Eligible Employee for the Plan Year, the ratio of the salary deferral contributions paid to the Plan for the Eligible Employee under Section 5.1 for the Plan Year to the Eligible Employee’s Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of an Eligible Employee who is a Highly Compensated Employee, salary deferral contributions and qualified nonelective contributions (to the extent after-tax contributions or qualified nonelective contributions are taken into account in determining the Average Deferral Percentage) made to his accounts under this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Eligible Employee is eligible to participate that are not manditorily disaggregated pursuant to Treas. Reg. Section 1.410(b)-7(c), as modified by Treas. Reg. Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Treas. Reg. Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Treas. Reg. Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s account under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan. If one or more plans of a Participating Company or Affiliated Employer are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then the Individual Deferral Percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treas. Reg. Section 1.401(k)-1(b)(4)(v), the Committee may elect to calculate the Individual Deferral Percentages aggregating employee stock ownership plans and other plans. In addition, the Committee may elect to calculate Individual Deferral Percentages aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Section 401(k) of the Code.

If the Plan applies Section 410(b)(4)(B) of the Code in determining whether the cash or deferred arrangement under the Plan meets the requirements of Section 410(b)(1) of the Code, the Committee may apply the limitations on salary deferral contributions of Highly Compensated Employees described in this Article VI either by (i) comparing the Average Deferral Percentage of all Participants who are Highly Compensated Employees for the Plan Year to the Average Deferral Percentage for the Plan Year of those Participants who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code or (ii) separately with respect to Participants who have not satisfied the minimum age and service requirements under Section 410(a)(1) of the Code and Participants who have satisfied such minimum age and service requirements.

6.3 Section 401(m) Limitations. Subject to the provisions of Section 6.9, if for any Plan Year the total contributions under Section 5.2 made on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.3.1 and the limitation contained in Section 6.3.2, the excess contributions of such Participants as determined hereunder (together with the earnings thereon, as determined under Treas. Reg. Section 1.401(m)-2(b)(2)(iv) for the Plan Year and the “gap period”) shall be distributed to such Participants prior to the end of the following Plan Year. For purposes of this Section 6.3, “gap period” means the period between the close of the Plan Year in which such contributions were made and the date that is no more than 7 days before the date the contributions are distributed pursuant to this Section 6.3.

6.3.1 The Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must be not more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25.

6.3.2 The excess of the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage of all other Eligible Employees must not be more than two percentage points and the Average Contribution Percentage for those Eligible Employees who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by two.

In the event the foregoing limitations are exceeded in any Plan Year, the dollar amount of the excess shall be determined by reducing the dollar amount of the contributions included in determining the Average Contribution Percentage of Highly Compensated Employees in order of their Individual Contribution Percentages as follows:

(a)	The highest Individual Contribution Percentage shall be reduced to the greater of (1) the maximum Individual Contribution Percentage that satisfies the limitation on contributions made under Section 5.2 described in this Section 6.3 or (2) the next highest Individual Contribution Percentage.

(b)	If the limitation on contributions made under Section 5.2 described in this Section 6.3 would still be exceeded after application of the provisions of paragraph (a), the Individual Contribution Percentages of Highly Compensated Employees shall continue to be reduced, continuing with the next highest Individual Contribution Percentage in the manner provided in paragraph (a) until the limitation on contributions made under Section 5.2 described in this Section 6.3 is satisfied.

After determining the dollar amount of the excess pursuant to the foregoing provisions, such excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the contributions made under Section 5.2 as follows:

(c)	The employer contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of employer contributions allocated to his Employer Contribution Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employee(s)), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Employer Contribution Account for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the contributions made on behalf of Highly Compensated Employee(s) shall continue to be reduced, continuing with the Highly Compensated Employee(s) with the largest remaining dollar amount of such contributions allocated to their Employer Contribution Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

Notwithstanding the foregoing, at the election of Convergys, in lieu of making distributions to those Participants who are Highly Compensated Employees, the Participating Companies may make a qualified nonelective contribution to the Plan for the Plan Year in an amount sufficient to satisfy the limitations of Sections 6.3.1 or 6.3.2. Any qualified nonelective contribution made by a Participating Company for the Plan Year shall be allocated among the Employer Contribution Accounts of those Participants who were not Highly Compensated Employees during the contribution period. The allocable share of each such Participant in the qualified nonelective contribution shall be in the ratio which his Compensation from the Participating Company for the contribution period bears to the aggregate of such Compensation for all such Participants. That portion of any Employer Contribution Account which is attributable to the qualified nonelective contributions made hereunder shall at all times be fully vested and non-forfeitable.

For purposes of the Plan, (a) the “Average Contribution Percentage” for a specified group of Eligible Employees shall be the average of such Eligible Employees’ Individual Contribution Percentages and (b) “Individual Contribution Percentage” means, with respect to any Eligible Employee for the Plan Year, the ratio of the contributions paid to the Plan for the Eligible Employee under Section 5.2 for the Plan Year to the Eligible Employee’s Compensation for the Plan Year. For purposes of determining the Average Contribution Percentages of an Eligible Employee who is a Highly Compensated Employee for a Plan Year, employer contributions, after-tax contributions and qualified nonelective contributions (to the extent after-tax contributions or qualified nonelective contributions are taken into account in determining the Average Contribution Percentage) made to his accounts under this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Eligible Employee is eligible to participate that are not manditorily disaggregated pursuant to Treas. Reg. Section 1.410(b)-7(c), as modified by Treas. Reg. Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Treas. Reg. Section 1.401(m)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Treas. Reg. Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s account under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan. If one or more plans of a Participating Company or Affiliated Employer are aggregated with the Plan for purposes of satisfying the requirements of Sections 401(a)(4) or 410(b) of the Code, then the Individual Contribution Percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treas. Reg. Section 1.401(m)-1(b)(4)(v), the Committee may elect to calculate the Individual Contribution Percentages aggregating employee stock ownership plans and other plans. In addition, the Committee may elect to calculate Individual Contribution Percentages aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Section 401(m) of the Code.

Employer Contributions made under Section 5.2 in excess of 100% of the salary deferral contributions of an Eligible Employee who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such Eligible Employee’s Individual Contribution Percentage for the Plan Year to the extent that such matching contributions exceed the greater of (i) 5% of the Eligible Employee’s Compensation for the Plan Year or (ii) the product of 2 times the Plan’s “representative match rate” multiplied by the Eligible Employee’s salary deferral contributions for the Plan Year. For purposes hereof, the Plan’s “representative match rate” is the lowest “match rate” of any Eligible Employee who is a not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by a Participating Company or an Affiliated Employer on the last day of the Plan Year and who make salary deferral contributions for the Plan Year, whichever results in the greater amount. An Eligible Employee’s “match rate” means the matching contributions made on behalf of the Eligible Employee for the Plan Year divided by the Eligible Employee’s salary deferral contributions for the Plan Year.

If the Plan applies Section 410(b)(4)(B) of the Code in determining whether the portion of the Plan subject to Section 401(m) of the Code meets the requirements of Section 410(b)(1) of the Code, the Committee may apply the limitations on matching contributions of Highly Compensated Employees described in this Article VI either by (i) comparing the Average Contribution Percentage of all Participants who are Highly Compensated Employees for the Plan Year to the Average Contribution Percentage for the Plan Year of those Participants who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Section 410(a)(1) of the Code or (ii) separately with respect to Participants who have not satisfied the minimum age and service requirements under Section 410(a)(1) of the Code and Participants who have satisfied such minimum age and service requirements.

6.4 Maximum Annual Additions. The total Annual Additions allocable to a Participant’s Plan Accounts for any Plan Year shall be limited in accordance with the following provisions:

6.4.1 Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant’s Annual Additions for any Plan Year exceed the lesser of (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code or (b) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Plan Year. The compensation limit referred to in subclause (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) of the Code or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

6.4.2 If for any Plan Year beginning prior to July 1, 2007, as a result of reasonable error in estimating a Participant’s Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant’s Annual Additions could exceed the limitations set forth in Section 6.4.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the Participating Companies’ contributions for the Plan Year on behalf of the Participant under Section 5.2 shall be allocated to a suspense account under Section 6.4.3; and second, the Participating Companies’ contributions for the Plan Year on behalf of the Participant under Section 5.1 shall be allocated to a suspense account under Section 6.4.3

6.4.3 That portion of the Participating Companies’ contributions for a Plan Year which is allocated to a suspense account under Section 6.4.2 shall be applied to reduce the contributions otherwise required of the Participating Companies in the first Plan Year in which they can be applied without exceeding the limitations of Section 6.4.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Participating Companies shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants’ Plan Accounts shall be paid to the Participating Companies.

6.4.4 For purposes hereof, “Annual Additions” means, with respect to any Participant, the sum of all Participating Company and Participant contributions (other than rollover contributions) and forfeitures allocated to his accounts for a Plan Year under this Plan and all other defined contribution plans maintained by any Affiliated Employer. If a Participant in this Plan is a participant in one or more other defined contribution plans, the limitations contained in this Section 6.4 shall be applied to reduce the annual additions which otherwise would have been credited to his accounts in this Plan and such other plans, beginning with the most current annual additions.

6.5 Highly Compensated Employee. For purposes of the Plan, “Highly Compensated Employee” means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5 percent owner (as defined in Section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, received Compensation in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code). For purposes of this Section 6.5, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee actively employed by an Affiliated Employer for either the Plan Year in which he separated or any Plan Year ending on or after the Employee’s 55th birthday.

6.6 Compensation. For purposes of this Section 6 “Compensation” means an Employee’s earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

6.6.1 For purposes of Sections 6.1 and 6.4, an Employee’s Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

6.6.2 For purposes of this Section 6, an Employee’s Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for Sections 125, 132, 402(a)(8) and 402(h)(1)(B) of the Code.

6.6.3 For purposes of the Plan, an Employee’s Compensation (and, for limitation periods beginning after July 1, 2007, “compensation” under Section 6.4.1) that is taken into account for any Plan Year shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the Employee’s Compensation (and, for limitation periods beginning after July 1, 2007, “compensation” under Section 6.4.1) for the Plan Year that begins with or within such calendar year.

6.6.4 For purposes of applying the limitations contained in Sections 6.2 and 6.3, an Employee’s Compensation shall not include amounts paid prior to the date on which he first becomes a Participant.

6.7 Section 402(g) Limitation. Notwithstanding any other provision of the Plan, in no event shall the amount of a Participant’s Elective Deferrals during any Plan Year under this Plan and all other plans, contracts or arrangements maintained by any Affiliated Employer exceed the amount of the limitation in effect under Section 402(g)(1) of the Code for such Plan Year. If a Participant has Excess Deferrals for any Plan Year, and if the Participant so elects, the Excess Deferrals (plus any earnings and minus any losses allocable thereto) shall be distributed to the Participant from his Salary Deferral Account no later than April 15 following the Plan Year for which the Excess Deferrals were made. Any election under this Section 6.7 shall be in writing, shall be filed with the Committee no later than March 1 following the Plan Year for which the Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the Plan Year and shall include the Participant’s statement that if such Excess Deferrals are not distributed, the sum of the Excess Deferrals plus amounts deferred by the Participant for the Plan Year under Sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by Section 402(g) of the Code. For purposes of the Plan (a) “Elective Deferrals” means the amounts deferred by the Participant for the Plan Year under Sections 401(k), 408(k) and 403(b) of the Code, and (b) “Excess Deferrals” means that portion of a Participant’s Elective Deferrals for a Plan Year in excess of the limits imposed by Section 402(g) of the Code.

If the salary deferral contributions made on behalf of a Participant under Section 5.1 would exceed the Section 402(g) of the Code limit for the calendar year, the salary deferral contributions for such Participant shall be automatically suspended for the remainder, if any, of the calendar year. If the salary deferral contributions made under Section 5.1 by a Participant nevertheless exceed the Section 402(g) of the Code limit for the calendar year, the salary deferral contributions that exceed the Section 402(g) of the Code limit (plus any income and minus any losses thereto) shall be distributed to the Participant no later than the April 15th immediately following such calendar year. Any salary deferral contributions that are distributed to a

Participant in accordance with this Section shall not be taken into account in determining the Participant’s Average Deferral Percentage for the Plan Year in which the salary deferral contributions were made, unless the participant is a Highly Compensated Employee.

If an amount of salary deferral contributions is distributed to a Participant in accordance with this paragraph, contributions made under Section 5.2 that are attributable to the distributed salary deferral contributions (plus any income and minus any losses allocable thereto) shall be forfeited.

6.8 Eligible Employee. For purposes of Sections 6.2 and 6.3, “Eligible Employee” means, with respect to any Plan Year, a Covered Employee who is eligible to authorize salary deferral contributions under Section 5.1 during the Plan Year.

6.9 Safe Harbor. Until amended to provide otherwise, the Employer Contributions required under Section 5.2 and the notice requirement described in this Section 6.9 shall satisfy the “safe harbor” described in Section 401(k)(12) of the Code and the Plan shall be deemed to have satisfied the limitations on salary deferral contributions of Highly Compensated Employees described in Section 6.2 and the limitations on employer contributions of Highly Compensated Employees described in Section 6.3.

The Employer shall provide each eligible employee with a notice describing (i) the formula used for determining safe harbor matching contributions; (ii) any other employer contributions available under the Plan and the requirements that must be satisfied to receive an allocation of such employer contributions; (iii) the type and amount of compensation that may be deferred under the Plan as salary deferral contributions; (iv) how to make a cash or deferred election under the Plan and the periods in which such elections may be made or changed; (v) the withdrawal and vesting provisions applicable to contributions under the Plan; and (vi) information that makes it easy to obtain additional information about the Plan. The descriptions requirement in items (ii) through (iv) may be provided by cross references to the relevant section(s) of an up to date summary plan description.

The notice shall be written in a manner calculated to be understood by the average eligible employee. Such notice shall be provided within a reasonable period before the beginning of the Plan Year (or, in the year an eligible employee becomes eligible, within a reasonable period before the employee becomes eligible) with the following periods whichever is applicable, deemed to be reasonable:

(a)	for an employee who is an eligible employee at least 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days before the beginning of the Plan Year, or

(b)	for any employee who becomes an eligible employee after that date, within the period beginning 90 days before the date he becomes an eligible employee and ending on the date such employee becomes an eligible employee.

The Plan shall not fail to satisfy the safe harbor testing rules for a Plan Year if for such Plan Year a Participating Company or an Affiliated Employer maintains a plan under which matching contributions on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan. However, the Plan shall not be deemed to have satisfied the limitations on salary deferral contributions of Highly Compensated Employees under Section 6.2 of the Plan for any Plan Year unless the ratio of matching contributions made with respect to the salary deferral contributions under the Plan of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s salary deferral contributions under the Plan for the Plan Year is not greater than the ratio of matching contributions made with respect to salary deferral contributions under the Plan of each non-Highly Compensated Employee who has made salary deferral contributions under the Plan for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee to each such non-Highly Compensated Employee’s salary deferral contributions under the Plan.

The ADP testing provisions contained in Section 6.2 of the Plan shall be applicable for any Plan Year in which the notice requirements described in Section 401(k)(12)(D) of the Code are not satisfied and the Plan therefore does not satisfy Section 401(k)(12) of the Code. However, such provisions shall not relieve a Participating Company from its obligation to make the safe harbor matching contributions in accordance with the terms of the Plan (which terms may be amended in accordance with Treas. Reg. Section 1.401(k)-3(g)).

6.10 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 7

ACCOUNTS

7.1 Salary Deferral Accounts. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant which shall reflect the salary deferral contributions properly allocable to the Participant under the Plan and the investment thereof. The salary deferral contributions paid to the Trustee on behalf of a Participant shall be allocated to the Participant’s Salary Deferral Account as soon as administratively practicable following the date they are received by the Trustee. Each Participant’s Salary Deferral Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant’s Salary Deferral Account shall be invested among such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

7.2 Employer Contribution Accounts. A separate bookkeeping Employer Contribution Account shall be established and maintained for each Participant which shall reflect the Participating Company contributions properly allocable to the Participant under the Plan and the investment thereof. Except as otherwise provided in the Plan, a Participant’s Employer Contribution Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant’s Employer Contribution Account shall be invested, prior to February 1, 2007, in Convergys Shares, and, on or after February 1, 2007, among such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

7.3 Rollover Accounts. A separate bookkeeping Rollover Account shall be established and maintained for each Participant who makes rollover contributions which shall reflect such contributions and the investment thereof. Each Participant’s rollover contributions to the Trust shall be allocated to his Rollover Account as soon as administratively practicable following the date they are received by the Trustee. Each Participant’s Rollover Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant’s Rollover Account shall be invested in such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

7.4 Voluntary Contribution Accounts. A separate bookkeeping Voluntary Contribution Account shall be established and maintained for each Participant which shall reflect the voluntary post-tax contributions made by the Participant under the Plan prior to January 1, 1999 and the investment thereof. Each Participant’s Voluntary Contribution Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant’s Voluntary Contribution Account shall be invested in such types of investments as may be permitted by the Committee in accordance with the investment election(s) made by the Participant.

7.5 Voting Convergys Shares. Before each annual or special meeting of the shareholders of Convergys, the Trustee shall cause to be sent to each Participant a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions to the Trustee on how to vote the number of Convergys Shares credited to the Participant’s Plan Accounts. Upon receipt of such instructions, the Trustee shall vote the Convergys Shares as instructed. Instructions received by the Trustee from individual Participants shall be held in the strictest confidence and shall not be divulged or revealed to any person, including officers or employees of any Affiliated Employer. The Trustee shall vote any Convergys Shares for which voting instructions have not been received in the proportions that it votes the Convergys Shares for which voting instructions have been received.

7.6 Valuations and Adjustments. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, each outstanding Plan Account shall be adjusted to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

7.7 Consolidation of Plan Accounts. Except to the extent necessary to accurately reflect the withdrawal, distribution and investment rights and vested status of a Participant’s Plan Accounts, the Committee may consolidate two or more of a Participant’s Plan Accounts or portions thereof.

SECTION 8

DISTRIBUTIONS

8.1 General. Except as otherwise provided in this Section 8 and Section 9, no amount shall be distributed or withdrawn with respect to a Participant’s Plan Accounts while he remains an Employee.

8.2 Normal Retirement. If a Participant is employed as an Employee on or after his Normal Retirement Date, his Plan Accounts shall be fully vested and nonforfeitable. If a Participant ceases to be an Employee on or after his Normal Retirement Date for any reason other than his death, the Participant’s Plan Accounts may be distributed to him as soon as administratively practicable following the date on which he ceases to be an Employee.

8.3 Disability Retirement. A Participant’s Plan Accounts shall be fully vested and nonforfeitable if he ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability. Subject to Section 8.7, if a Participant ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability, the Participant’s Plan Accounts may be distributed to him as soon as administratively practicable following the date on which the Participant ceases to be an Employee.

8.4 Death During Employment. A Participant’s Plan Accounts shall be fully vested and nonforfeitable if he dies while an Employee. If a Participant ceases to be an Employee by reason of his death, the Participant’s Plan Accounts shall be distributed to his Beneficiary in one lump sum as soon as administratively practicable following the date on which the Participant’s death occurs.

8.5 Other Terminations. Subject to Section 8.6, if a Participant ceases to be an Employee for any reason other than his death or Total Disability, the vested portion of his Plan Accounts may be distributed to him, and the forfeitable portions of his Plan Accounts, if any, forfeited as soon as administratively practicable following the date on which he ceases to be an Employee.

8.5.1 If distribution of the vested portion of the Participant’s Plan Accounts is deferred under Section 8.6, the forfeitable portions of his Plan Accounts shall not be forfeited until the earlier of (1) the date on which the vested portion of his Plan Accounts is distributed and (b) the date on which he incurs a five year Break in Service (from the date on which he ceased to be an Employee).

8.5.2 The amount forfeited with respect to his Plan Accounts shall be restored if the Participant is reemployed as a Covered Employee prior to incurring a Five Year Break in Service (from the date on which he ceased to be an Employee) and if he repays to the Trust the amounts previously distributed to him from his Plan Accounts, provided that such repayment must be made before the Participant incurs a Five Year Break in Service (from the date on which such forfeiture occurred).

8.5.3 Restorals under this Section 8.5 shall be made first from any forfeitures arising in the Plan Year in which the restoral is made and second from additional Company contributions. Amounts repaid or restored to the Plan shall be credited to new Plan Accounts, in the name of the Participant, of the same types as the Plan Accounts from which distributions and forfeitures were made.

8.6 Deferred Distributions. Notwithstanding any other provision hereof to the contrary, if the value of the vested portion of a Participant’s Plan Accounts is in excess of $5,000, distribution of such vested portion shall not be made before the Participant attains age 70 1/2 without the Participant’s consent.

8.6.1 If the Participant dies after ceasing to be an Employee but prior to the date on which the vested portion of his Plan Accounts has been distributed, the vested portion of his Plan Accounts shall be distributed to his Beneficiary in one lump sum as soon as administratively practicable following the date on which the Participant’s death occurs.

8.6.2 If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and (b) the Participant, after receiving the notice, affirmatively elects a distribution.

8.6.3 Notwithstanding any other provision of the Plan hereof, if the value of the vested portion of a Participant’s Plan Accounts does not exceed $5,000, distribution of such vested portion shall be made to the Participant, in a single sum payment or through a direct rollover, as described in Section 8.11, as soon as administratively practicable following the date on which he ceases to be an Employee. A Participant’s Rollover Account shall be excluded in determining whether the vested portion of a Participant’s Plan Accounts exceeds $5,000. In the event of a distribution greater than $1,000 under this Section 8.6.3, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan (as defined in Section 8.11) specified by the Participant in a direct rollover or to receive the distribution directly, as described in this Section 8, then the Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. The Participant’s Rollover Account in any event shall be considered in determining whether a distribution exceeds $1,000. This paragraph shall not apply to the Participant’s surviving spouse or to an alternate payee under a qualified domestic relations order, nor to an eligible rollover distribution in the form of a plan loan offset amount.

8.7 Reemployment. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed or forfeited, his Plan Accounts shall not be distributed or forfeited by reason of such cessation of employment.

8.8 Form of Distribution. Except as otherwise provided in the Plan, distribution shall be made in one single sum payment (and may be made through a direct rollover, as described in Section 8.11). To the extent that a Plan Account is invested in investments other than Convergys Shares or CBI Shares, distributions from that portion of the Plan Account shall be in cash. To the extent that a Plan Account is invested in Convergys Shares or CBI Shares, distributions with respect to that portion of the Plan Account shall be in Convergys Shares or CBI Shares, as the case may be, or if the recipient so elects, in cash.

8.9 Alternate Payees. In the case of a person who is determined by the Committee to be an alternate payee (within the meaning of Section 414(p)(8) of the Code) with respect to the vested portion of one or more of a Participant’s Plan Accounts, unless the qualified domestic relations order applicable to the Participant’s Plan Accounts otherwise provides, the alternate payee may elect, with respect to the alternate payee’s interest in the vested portion of the Participant’s Plan Accounts, to have such interest distributed to the alternate payee in one lump sum as soon as practical after the alternate payee is determined to be an alternate payee. Notwithstanding the foregoing, if the value of the alternate payee’s interest in the Participant’s Plan Accounts is not in excess of $5,000, the vested portion of such interest shall be distributed to the alternate payee as soon as practicable after the alternate payee is determined to be an alternate payee.

8.10 Distribution Requirements. Notwithstanding any other provision of the Plan to the contrary, distribution from a Participant’s Plan Account shall commence to the Participant in accordance with Section 17.

8.11 Direct Rollovers. Any Participant or Beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 8.11 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or Beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 8.11, “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (4) any distribution on account of hardship. If the Plan includes assets attributable to after-tax contributions, a portion of a distribution shall not fail to be an “eligible rollover distribution” merely because the portion consists of after-tax contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. For purposes of this Section 8.11, “eligible retirement plan” means an eligible plan under Section 457(b) of the Code that is maintained by a state or political subdivision of a state, or any agency or instrumentality of the state or political subdivisions of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified defined contribution plan described in Section 401(a) of the Code the terms of which permit the acceptance of the eligible rollover distribution, or an annuity contract described in Section 403(b) of the Code. An “eligible retirement plan” as described is also applicable in the case of an eligible rollover distribution to the surviving spouse.

8.12 Missing Participants. If a Participant or Beneficiary who is entitled to receive a distribution under the Plan cannot be located within six months, after such investigation as the Committee deems appropriate, the amount otherwise distributable to such Participant or Beneficiary shall thereupon be forfeited; provided that if such Participant or Beneficiary thereafter makes a claim for the amount forfeited hereunder, the amount so forfeited (unadjusted for any gains or losses occurring subsequent to the date of the forfeiture) shall be restored to the Trust through additional Participating Company contributions and paid to the Participant or Beneficiary.

SECTION 9

WITHDRAWALS DURING EMPLOYMENT; LOANS; TRANSFERS

9.1 Withdrawals After Normal Retirement Date. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to withdraw from his Plan Accounts, on or after his Normal Retirement Date, any amount he may designate. No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

9.2 Withdrawals Prior to Normal Retirement Date. Subject to such rules as the Committee may prescribe, a Participant who is an Employee may elect to make withdrawals from his Plan Accounts prior to his Normal Retirement Date in accordance with this Section 9.2.

9.2.1 A Participant whose Plan Accounts include amounts attributable to rollover contributions or voluntary post-tax contributions may elect to withdraw any portion of such amounts.

9.2.2 A Participant whose Plan Accounts include amounts attributable to salary deferral contributions under Section 401(k) of the Code may elect to withdraw any portion of such amounts (other than income earned on such contributions after December 31, 1988); provided, however, that (a) he may not elect to make a withdrawal from his Salary Deferral Account unless he demonstrates to the satisfaction of the Committee that such withdrawal is necessary to alleviate a Hardship and (b) he may not elect to withdraw from his Salary Deferral Account more than the amount needed to alleviate the Hardship. For purposes hereof, “Hardship” means an immediate and heavy financial need of the Participant or his dependents because of sickness, disability, or other financial emergency, but only to the extent consistent with Section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether a Participant has incurred a “Hardship” shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A distribution for any of the following needs shall be deemed to be made on account of Hardship: (a) medical expenses deductible under Section 213(d) of the Code (determined without regard to whether such expenses exceed any applicable income limit) incurred by the Participant, the Participant’s spouse or any dependent of the Participant (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (b) purchase (excluding mortgage payments) of a principal residence of the Participant, (c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence, (e) payment of funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Section 152 of the Code, without regard to subsection (d)(1)(B) thereof), (f) payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds any applicable income limit) or such other circumstances that, in the judgment of the Committee, constitute financial hardship as defined in the Code or regulations issued thereunder. In the event of a withdrawal from the Participant’s Plan Accounts under this Section 9.2.2., the Participant’s elective contributions and employee contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(3)(iv)) to the Plan and all other plans maintained by any Affiliated Employer shall be suspended for six months after the withdrawal.

9.2.3 A Participant whose Plan Accounts include employer matching contributions transferred from the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan may withdraw any non-forfeitable portion of such contributions (and the earnings thereon).

9.2.4 No Participant may elect to make more than two withdrawals in any Plan Year. All withdrawals shall be in cash.

9.2.5 Notwithstanding any other provisions of the Plan to the contrary, amounts attributable to Employer Contributions made pursuant to Section 5.2 on or after January 1, 2002 may not be withdrawn by a Participant prior to the earlier of (i) his death, (ii) his Normal Retirement Date or (iii) the date he ceases to be an Employee.

9.3 Loans. Subject to the provisions of this Section 9.3 and to such other uniform and nondiscriminatory rules as may be adopted by the Committee (which rules are incorporated herein by reference), a Participant who is a party in interest (within the meaning of Section 3(14) of ERISA) may, with the consent of the Committee, borrow from his Plan Accounts.

9.3.1 The maximum amount a Participant may borrow is the lesser of: (a) 50% of the value of the vested (nonforfeitable) portion of the Participant’s Plan Accounts or (b) $50,000 reduced by the highest outstanding balance of loans from the Participant’s Plan Accounts (and from any other qualified plan maintained by an Affiliated Employer) during the one year period ending on the day before the date the loan is made.

9.3.2 No Participant may have more than two loans outstanding at any time.

9.3.3 Each loan shall bear a reasonable rate of interest (as determined by the Committee) and shall be secured by the loaned portion of the Participant’s Plan Accounts. The minimum term of any loan shall be one year and the maximum term of any loan shall be five years (fifteen years in the case of where the loan is used to acquire the Participant’s principal residence). For the purpose of this Section 9.3.3, the term of the loan will commence with the first day of the month in which the loan proceeds are paid to the Participant. Substantially equal amortization of the loan (with payments not less frequently than quarterly) shall be required.

9.3.4 Any amounts borrowed from a Plan Account shall be deemed to be made pro rata from the various types of investments (other than loans) of the Plan Account.

9.3.5 Loan principal and interest payments must be made through payroll deductions, beginning with the first paycheck of the month following the month in which the loan proceeds are paid to the Participant; provided that the Participant may prepay the entire outstanding balance on a loan at any time. Loan principal and interest payments shall be credited to the Plan Account from which the loan was made. To the extent that the Participant directs the investment of the Plan Account from which the loan was made, loan payments to such Plan Account shall be invested according to the Participant’s investment direction in effect at the time of repayment.

9.3.6 If the Participant ceases to be an Employee for any reason (including death), the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a distribution from the Participant’s Plan Accounts under Section 8. If the Participant’s pay is insufficient to cover the loan payments due for a period of 90 days or if the Participant’s payroll deductions for loan payments are reduced or suspended for any reason, unless arrangements for manual payments (satisfactory to the Committee) are made, the remaining balance on each outstanding loan shall become immediately due and payable.

9.3.7 The Committee, in its discretion, may establish such loan fees and prescribe such additional terms and conditions for loans as it deems necessary or appropriate.

SECTION 10

TOP-HEAVY PROVISIONS

10.1 General. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 10 will supersede any conflicting provisions in the Plan.

10.2 Definitions. For purposes of this Section 10, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

10.2.1 “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of Convergys or an Affiliated Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a 5-percent owner of Convergys or an Affiliated Employer, or a 1-percent owner of Convergys or an Affiliated Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

10.2.2 For any Plan Year, this Plan is “Top-Heavy” if any of the following conditions exists:

(a) If the Top Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

(b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

(c) If this Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

10.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer has not maintained any defined benefit plan which during the 5 year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the one year period ending on the Determination Date(s)) (5 year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one year period ending on the Determination Date(s)) (5 year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability), determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

10.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5 year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an accrued benefit made in the one year period ending on the Determination Date (5 year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability).

For purposes of Sections 10.2.3 and 10.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12 month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but was a Key Employee in a prior year, or (2) who has not performed any services for any Affiliated Employer at any time during the one year period ending of the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the five year period ending on the Determination Date shall be taken into account for purposes of Sections 10.2.3 and 10.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated. The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under such terminated plan during the one year period ending on the Determination Date (5 year period ending on the Determination date in the case of a distribution made for a reason other than severance from employment, death or disability).

10.2.5 “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

10.2.6 “Required Aggregation Group” means (1) each qualified plan of any Affiliated Employer in which at least one Key Employee participates or participated at any time during the 5 year period ending on the Determination Date (regardless of whether the plan ahs terminated), and (2) any other qualified plan of an Affiliated Employer which enables a plan described in (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

10.2.7 “Determination Date” means (1) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and (2) for the first Plan Year of the Plan, the last day of that year.

10.2.8 “Valuation Date” means the last business day of each Plan Year.

10.2.9 For purposes of establishing “Present Value” to compute the Top Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following: (1) Interest Rate, 6%; (2) Mortality table, the Unisex Pension Table for 1984.

10.3 Minimum Contributions. Notwithstanding any other provision in this Plan except 10.3.2 below, for any Plan Year in which this Plan is Top Heavy, the Employer Contributions (other than Salary Deferral Contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee but who is an Employee on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant’s compensation as an Employee, or in the case where the Participating Companies have no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions (including Salary Deferral Contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under Section 401(a)(17) of the Code) of the Key Employee’s compensation, allocated on behalf of any Key Employee for that Year. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code. The preceding sentence shall apply with respect to Employer Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

10.3.1 For purposes of computing the minimum allocation, “compensation” means compensation within the meaning of that term as used in Section 6.4.

10.3.2 For purposes of computing the minimum allocation, Affiliated Employer contributions and forfeitures allocated under any other defined contribution plan of an Affiliated Employer, in which any Key Employee participates or which enables another defined contribution plan (in which a Key Employee participates) to meet the requirements of Section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non Key Employee Participant who is also a participant in any defined benefit plan of an Affiliated Employer which designates this Plan to satisfy Section 401 of the Code, the foregoing provisions of this Section 10.3 shall be applied, but with 5% substituted for 3%.

10.3.3 The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

10.3.4 For purposes of this Section 10.3, the term “Participant” shall include, with respect to any Plan Year, any Employee who is an Eligible Employee (within the meaning of Section 6.8) with respect to such Plan Year.

10.4 Minimum Vesting. Commencing on the first day of the first Plan Year in which the Plan becomes Top Heavy, with respect to any Participant who performs at least one Hour of Service on or after such date, the Plan Accounts of each such Participant who has been credited with at least two years of Vesting Service shall be fully vested and nonforfeitable.

10.5 Safe Harbor Plan. Notwithstanding the foregoing provisions, the top-heavy requirements of Section 416 of the Code and this Section 10 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions (i.e., Employer Contributions under Section 5.2 of the Plan) with respect to which the requirements of Section 401(m)(11) of the Code are met.

SECTION 11

ADMINISTRATION OF THE PLAN

11.1 Employee Benefits Committee. The Convergys Employee Benefits Committee shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe each and every provision of the Plan, to make benefit determination, and to resolve any disputes which arise under the Plan. In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Convergys Employee Benefits Committee (or any individual to whom authority has been delegated in accordance with Section 11.8). Without limiting the foregoing, benefits under the Plan shall be paid only if the Convergys Employee Benefits Committee (or any individual to whom authority has been delegated in accordance with Section 11.8) or the Employee Benefits Review Committee, as applicable, decides in its discretion that the applicant is entitled to benefits under the Plan.

11.2 Service of Process. Unless another person has been appointed by Convergys to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

11.3 Compensation of Committee. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

11.4 Rules of Plan. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

11.5 Named Fiduciary. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust.

11.6 Agents and Employees. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in its judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

11.7 Records. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to Convergys a report showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

11.8 Delegation of Authority. The Committee and/or the Employee Benefits Review Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee and/or the Employee Benefits Review Committee.

11.9 Benefit Claims. Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control with respect to the resolution of such claims. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Committee shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Committee; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Committee to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Employee Benefits Review Committee shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Employee Benefits Review Committee’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Employee Benefits Review Committee’s decision was based.

The Committee or the Employee Benefits Review Committee may establish such additional rules and procedures as necessary or desirable, including to comply with any applicable Department of Labor regulations.

11.10 Eligibility. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

11.11 Indemnification. Convergys shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney’s fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

SECTION 12

MANAGEMENT OF ASSETS

All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their Beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.

SECTION 13

AMENDMENT AND TERMINATION

13.1 Amendment. Convergys reserves the right to amend the Plan either retroactively or prospectively, conditionally or absolutely; provided that Convergys shall have no right to amend the Plan in such manner as would cause or permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. Further, in no event shall an Employee’s vested interest in his benefit accrued as of the later of the effective date of such amendment or the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such accrued benefit prior to the effective date of such amendment.

13.2 Termination. Convergys reserves the right to terminate the Plan, in whole or in part, either retroactively or prospectively, conditionally or absolutely. In the event of the termination or partial termination of the Plan or the permanent discontinuance of Company contributions to the Plan, the Plan Accounts of all affected Participants shall be fully vested and nonforfeitable. To the extent permitted by law, if the Plan is terminated, each Participant’s Plan Accounts shall be distributed to him or his Beneficiary, as the case may be, as soon as practicable thereafter.

Notwithstanding anything to the contrary in this Section 13.2, no distribution shall be made to an Eligible Employee of any portion of the balance of his Salary Deferral Account on account of Plan termination (other than a distribution made in accordance with Article IX or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Participating Company nor an Affiliated Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that meets the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Covered Employees who have met the eligibility requirements under Section 4.1 of the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Section 402(e)(4) of the Code, without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

SECTION 14

MERGERS AND CONSOLIDATIONS

Notwithstanding any other provision hereof to the contrary, in no event shall the Plan be merged or consolidated with any other plan, nor shall any of the assets or liabilities of the Plan be transferred to any other plan, unless each Participant and Beneficiary would (if the transferee or surviving plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

SECTION 15

NON-ALIENATION OF BENEFITS

Except (1) to offset benefits for any overpayments made from the Plan to the recipient, (2) as provided in Section 401(a)(13) of the Code (relating to qualified domestic relations orders), (3) Section 401(a)(13)(C) and (D) of the Code (relating to offsets ordered or required under a criminal conviction involving the Plan, (4) a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), (5) Treas. Reg. Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or (6) as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

SECTION 16

MISCELLANEOUS

16.1 Delegation. Any matter or thing to be done by any Affiliated Employer shall be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board.

16.2 Administrator and Plan Sponsor. Convergys shall be the “administrator” and “plan sponsor” of the Plan within the meaning of those terms as used in ERISA.

16.3 Applicable Law. The Plan shall be governed by the laws of the State of Ohio and applicable federal law.

16.4 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

16.5 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

16.6 Counterparts. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

16.7 Recoupment. The Plan shall be entitled to recoup and recover overpaid or erroneously paid benefits from the Plan, in any reasonable and uniform manner prescribed by the Committee, including but not limited to: (i) repayment by a Participant or beneficiary to the Plan, either in a lump sum or installments; and, (ii) the reduction of future benefits until all overpaid or erroneously paid amounts are fully recovered. The Committee may collect past interest on such amounts during the periods not repaid to the Plan and charge future interest on outstanding amounts. Indeed, in accepting benefits from the Plan, a Participant, beneficiary or other recipient of a payment from the Plan agrees to the imposition of an equitable lien and constructive trust in favor of the Plan as to any overpayment or erroneous payment.

SECTION 17

MINIMUM REQUIRED DISTRIBUTIONS

17.1 General Rules.

17.1.1 Effective Date. The provisions of this Section 17 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

17.1.2 Precedence. The provisions of this Section 17 will take precedence over any inconsistent provisions of the Plan.

17.1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Section 17 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

17.1.4 TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Addendum, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

17.2 Time and Manner of Distribution.

17.2.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

17.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, then, except as may be provided in Section 17.6, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, then, except as may be provided in Section 17.6, distributions to the “designated beneficiary” will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 17.2.2., other than Section 17.2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 17.2.2 and Section 17.6, unless Section 17.2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 17.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 17.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 17.2.2(a), the date distributions are considered to begin is the date distributions actually commence.

17.2.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first “distribution calendar year” distributions will be made in accordance with Sections 17.3 and 17.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations

17.3 Required Minimum Distributions During Participant’s Lifetime.

17.3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(a) The quotient obtained by dividing the Participant’s “account balance” by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(b) If the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s spouse, the quotient obtained by dividing the Participant’s “account balance” by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the “distribution calendar year”.

17.3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 17.3 beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death

17.4 Required Minimum Distributions After Participant’s Death.

17.4.1 Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as follows:

i.	The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii.	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, the remaining “life expectancy” of the surviving spouse is calculated for each “distribution calendar year” after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving spouse’s death, the remaining “life expectancy” of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

iii.	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

17.4.2 Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as may be provided in Section 17.6, if the Participant dies before the date distributions begin and there is a “designated beneficiary”, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary”, determined as provided in Section 17.4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 17.2.2(d), this Section 17.4.2 will apply as if the surviving spouse were the Participant.

17.5 Definitions.

17.5.1 Designated Beneficiary. The term “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under Section 2.1.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. Section 1.401(a)(9)-1, Q&A-4.

17.5.2 Distribution Calendar Year. The term “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 17.2.2. The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s required beginning date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s required beginning date occurs, will be made on or before December 31 of that “distribution calendar year”.

17.5.3 Life Expectancy. The term “life expectancy” means the life expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9.

17.5.4 Participant’s Account Balance. The term Participant’s “account balance” means the Plan Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Plan Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Plan Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

17.5.5 Required Beginning Date. The Term “required beginning date” means the following:

(a) for a Participant who is not a “five percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age 70 1/2 or (ii) the date he ceases to be an Employee.

(b) for a Participant who is a “five percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a “five percent owner” if he is a five percent owner, as defined in Section 416(i) of the Code and determined in accordance with Section 416 of the Code, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The required beginning date of a Participant who is a “five percent owner” hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Section 416(i) of the Code with respect to any subsequent Plan Year. Notwithstanding the foregoing, the Plan Accounts of a Participant who is a 5% owner (as defined in Section 416(i)(1) of the Code) of an Affiliated Employer and who remains in employment shall be distributed as of the last Valuation Date of the Plan Year in which he attains age 70 1/2 and any assets allocated to the Participant’s Plan Accounts during any subsequent Plan Year shall be distributed as of the last Valuation Date of such subsequent Plan Year.

17.6 Elective Provisions.

17.6.1 Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the “life expectancy” rule in Sections 17.2.2 and 17.4.2 applies to distributions after the death of a Participant who has a “designated beneficiary”. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 17.2.2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 17.2.2 and 17.4.2.

17.6.2 Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions. A “designated beneficiary” who is receiving payments under the 5-year rule may make a new election to receive payments under the “life expectancy” rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the “life expectancy” rule for all “distribution calendar years” before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

SECTION 18

EFFECTIVE DATES

Except as otherwise specifically provided by the terms of the Plan including the terms of this Section 18, this amendment and restatement is intended to be effective as of January 1, 2007. With respect to each change made to satisfy the provisions of (1) Economic Growth and Tax Relief Reconciliation Act of 2001 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002), (2) the Pension Funding Equity Act of 2004, and (3) the American Jobs Creation Act of 2004, (4) any other change in the Code or ERISA, or (5) regulations, rulings, or other published guidance issued under the Code or ERISA (a “Compliance Amendment”), such provisions are effective the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an employee or exemption issued under the Code or ERISA) including, but not limited to, the following:

(a)	Section 8.10 and Section 17 (minimum required distributions) generally is effective for minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Section 2.1.8 and Section 6.6.3 (compensation limit) is effective for determining contributions in plan years beginning after December 31, 2001.

(c)	Section 6.4 (limitations on annual additions) is generally effective for limitation years ending after December 31, 2001.

(d)	Section 13.1 (vesting schedule changes) is effective for plan amendments adopted after August 9, 2006.

(e)	Section 8.6.3 (automatic rollover) is effective for distributions after December 31, 2005 (for distributions after March 27, 2005).

(f)	Section 8.11 (direct rollovers) is effective for distributions made after December 31, 2001.

(g)	Section 10 (top heavy) is effective for Plan Years beginning after December 31, 2001.

(h)	Section 6.2, Section 6.3 and other Sections implementing the “final 401(k) regulations” are generally effective as of January 1, 2006.

IN WITNESS WHEREOF, the undersigned has hereunto caused its name to be subscribed as of this 28th day of January, 2008.

CONVERGYS CORPORATION EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Patrick F. Dearing
Authorized Committee Member